UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2011 (June 6, 2011)

SOLERA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33461	26-1103816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Village Circle, Suite 100

Westlake, TX 76262

(Address of principal executive offices, including Zip Code)

(858) 724-1600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2011, Solera Holdings, Inc. (the “Company”) entered into a new employment agreement (the “Agreement) with and granted a special, three-year performance share unit award (the “PSU Award”) to Tony Aquila, the Company’s founder, Chairman, President and Chief Executive Officer. The Agreement and PSU Award recognize and further incentivize Mr. Aquila’s continued valuable contributions to the Company’s success and obtain Mr. Aquila’s agreement to enhanced confidentiality, non-competition and non-interference covenants protecting the Company. The Agreement continues many of the employment terms set forth in an agreement dated as of January 28, 2008.

Under the Agreement, Mr. Aquila will continue to receive his current annual base salary of $740,000 (or such greater amount as the Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”) may determine from time to time). Consistent with his current employment arrangements, under the Agreement Mr. Aquila will be eligible for bonuses under the Company’s annual business incentive plan, under which Mr. Aquila will have an annual target bonus opportunity of 100% of his base salary, and annual long-term incentive awards and participation in the Company’s employee benefit plans and arrangements on the same basis generally applicable to the Company’s other senior executive officers.

In consideration for entering into the Agreement and to further incentivize Mr. Aquila’s continued valuable contributions to the Company’s success, the Committee granted a special, three-year performance share unit award to Mr. Aquila (“PSU Award”). The number of performance share units (each performance share unit equals one share of the Company’s common stock) which Mr. Aquila may earn under the PSU Award will depend upon the total shareholder return (“TSR”) of the Company’s common stock during the performance period as compared to a peer group consisting of 48 publicly-traded, U.S.-based software companies of similar market capitalization to the Company. Mr. Aquila will earn the target number of performance share units for a performance period if the Company’s TSR for the period is at the 65th percentile of the peer group and 200% of the performance share units if the Company’s TSR for the period equals or exceeds the 90th percentile. No units are earned for the performance period if TSR is below the 50th percentile. The PSU Award establishes three performance periods: a one-year period ending March 31, 2012; a two-year period ending March 31, 2013 and a three-year period ending March 31, 2014. The target number of performance shares for each period is 18,000, one-third of the total target number of 54,000. In addition, a true-up calculation will be made at the end of the three-year performance cycle as if the total target number of performance share units had been subject to the three-year performance period with any resulting incremental units being earned. The shares underlying earned performance units, together with dividend equivalents, will be distributed following the respective performance period. In the event the Company TSR is negative for a performance period, the number of performance share units which may be earned for that period will not exceed the target amount, even if the Company’s relative TSR is above the 65th percentile. In the event Mr. Aquila’s employment terminates due to death, disability, termination without cause or resignation for good reason, he will earn and be entitled to receive a distribution with respect to a pro rated number of performance share units based on a true-up calculation using the relative Company TSR and the portion of the three-year period which has elapsed through the date of termination. The number of performance share units earned in the event of a change in control will be determined using a true-up calculation based on relative Company TSR through the change in control. The performance share units earned upon a change in control will be subject to “double-trigger” vesting and, as such, will not be distributed upon the change in control but will vest and be paid as originally scheduled. However, Mr. Aquila will vest in full in the event his employment is terminated upon or within 24 months after the change in control due to his death, disability, termination without cause or resignation for good reason.

Upon a termination of Mr. Aquila’ employment either by the Company without cause or by Mr. Aquila for good reason prior to a change of control, and subject to his execution of a general release of claims, Mr. Aquila will be entitled to severance benefits equal to three times his base salary payable over eighteen months and reimbursement of health care continuation premiums for up to eighteen months. In addition, he will immediately vest in any long-term incentive awards subject to time-based vesting; vesting of performance-based awards will be determined by the terms of the award. In the event such termination occurs upon or within twenty-four months after a change in control, and subject to his execution of a general release of claims, Mr. Aquila will be entitled to the same severance benefits, except instead of the monthly severance payments, he will receive a lump sum cash severance payment equal to two times his base salary and annual target bonus.

Under the Agreement, no excise tax gross-up will be paid to Mr. Aquila and his change in control related benefits may be reduced to the extent such reduction eliminates the excise tax and results in greater after-tax benefits for Mr. Aquila resulting from avoidance of the excise tax. Compensation paid or awarded to Mr. Aquila under the Agreement, including the PSU Award, will be subject to compensation recovery (clawback) to the extent required by applicable laws or regulations.

Under the Agreement, Mr. Aquila is subject to confidentiality and non-use and non-disclosure commitments relating to the Company’s confidential and proprietary information. In addition, Mr. Aquila has agreed that while employed and for a period of fifteen months following termination of his employment for any reason, he will not directly or indirectly perform services for any business whose business activities compete with the Company anywhere in the world or interfere with the Company’s relationships with its customers, employees, suppliers, business partners or vendors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLERA HOLDINGS, INC.

/s/ JASON M. BRADY
Date: June 6, 2011	Name:	Jason M. Brady
	Title:	Senior Vice President, General Counsel and Secretary